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                                                                    Exhibit 25.2

                                                   Registration No.
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2)  X
                  ---

                            WILMINGTON TRUST COMPANY
              (Exact name of trustee as specified in its charter)


       Delaware                                           51-0055023
(State of incorporation)                    (I.R.S. employer identification no.)

                              Rodney Square North
                            1100 North Market Street
                          Wilmington, Delaware  19890
                    (Address of principal executive offices)

                               Cynthia L. Corliss
                        Vice President and Trust Counsel
                            Wilmington Trust Company
                              Rodney Square North
                          Wilmington, Delaware  19890
                                 (302) 651-8516
           (Name, address and telephone number of agent for service)


                             SOUTHWEST AIRLINES CO.

              (Exact name of obligor as specified in its charter)

       Texas                                              74-1563240
(State of incorporation)                    (I.R.S. employer identification no.)

    2702 Love Field Drive
    P.O. Box 36611
    Dallas, Texas                                          75235-1611
(Address of principal executive offices)                   (Zip Code)


                        Pass Through Trust Certificates
                      (Title of the indenture securities)

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ITEM 1.    GENERAL INFORMATION.

                  Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Deposit Insurance Co.  State Bank Commissioner
                  Five Penn Center               Dover, Delaware
                  Suite #2901
                  Philadelphia, PA

           (b)    Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.    AFFILIATIONS WITH THE OBLIGOR.

                  If the obligor is an affiliate of the trustee, describe each affiliation:

                  Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 3.  LIST OF EXHIBITS.

                  List below all exhibits filed as part of this Statement of Eligibility and Qualification.

           A. Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers. Said Charter is incorporated herein by reference to Registration No. 22-21841/Pre-Effective Amendment No. 3 to Form T-1 filed by Wilmington Trust Company in May, 1992, with respect to Subordinated Notes due 2002 of Supermarkets General Holdings Corporation.
           B. By-Laws of Wilmington Trust Company. Said By-Laws are incorporated herein by reference to Registration No. 22-21841/Pre-Effective Amendment No. 3 to Form T-1 filed by Wilmington Trust Company in May, 1992, with respect to Subordinated Notes due 2002 of Supermarket Generals Holdings Corporation.
           C. Consent of Wilmington Trust Company required by Section 321(b) of Trust Indenture Act.
           D.     Copy of most recent Report of Condition of Wilmington Trust
                  Company.

           Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 3rd day of May, 1995.

                                      WILMINGTON TRUST COMPANY

[SEAL]

Attest:/s/ W. Chris Sponenberg        By:/s/ Norma P. Closs
       Assistant Secretary               Name:   Norma P. Closs
                                         Title:  Vice President





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                                                                   EXHIBIT C




                             SECTION 321(B) CONSENT


           Pursuant to Section 321(b) of the Trust Indenture Act of 1939, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities Exchange Commission upon requests therefor.



                                    WILMINGTON TRUST COMPANY


Dated: May 3, 1995                  By: /s/ Norma P. Closs
                                        Name: Norma P. Closs
                                        Title: Vice President





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
                                  EXHIBIT "D"



                                     NOTICE


This form is intended to assist state nonmember banks and savings banks with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



R E P O R T   O F   C O N D I T I O N

Consolidating domestic subsidiaries of the

WILMINGTON TRUST COMPANY of WILMINGTON
     Name of Bank              City

in the State of DELAWARE, at the close of business on December 31, 1994.



ASSETS
                                                                                                             Thousands of dollars
Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coins  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 196,088
         Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0
Held-to-maturity securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   706,396
Available-for-sale securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 252,556
Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15,860
Securities purchased under agreements to resell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116,500
Loans and lease financing receivables:
         Loans and leases, net of unearned income. . . . . . . 3,189,633
         LESS:  Allowance for loan and lease losses. . . . . .    46,554
         LESS:  Allocated transfer risk reserve. . . . . . . .        0
         Loans and leases, net of unearned income, allowance, and reserve . . . . . . . . . . . . . . . . . . . . . . 3,143,079
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66,834
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21,404
Investments in unconsolidated subsidiaries and associated companies . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,415
Customers' liability to this bank on acceptances outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5,129
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98,605
Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4,624,866

                                                         CONTINUED ON NEXT PAGE

LIABILITIES
Deposits:
In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,200,395
         Noninterest-bearing . . . . . . . .   700,402
         Interest-bearing. . . . . . . . . .  2,499,993
Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 153,625
Securities sold under agreements to repurchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126,856
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37,308
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0
Other borrowed money: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ///////
         With original maturity of one year or less . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 621,800
         With original maturity of more than one year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0
Mortgage indebtedness and obligations under capitalized leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,093
Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88,513
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4,230,590
Limited-life preferred stock and related surplus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0


EQUITY CAPITAL
Perpetual preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0
Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 500
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62,118
Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 331,953
Net unrealized holding gains (losses) on available-for-sale securities  . . . . . . . . . . . . . . . . . . . . . . . . . . (295)
Total equity capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 394,276
Total liabilities, limited-life preferred stock, and equity capital . . . . . . . . . . . . . . . . . . . . . . . . . . 4,624,866


We, the undersigned directors, attest to                                I,    David R. Gibson
the correctness of this statement of                                       ---------------------
resources and liabilities.  We declare                                             Name
that it has been examined by us, and
to the best of our knowledge and belief                                    Senior Vice President
has been prepared in conformance with                                      ---------------------
the instructions and is true and correct.                                         Title

/s/ Carolyn S. Burger                      ]                            of the above-named bank
- -------------------------------------                                   do hereby declare that
                                           ]                            this Report of Condition
/s/ David P. Roselle                       ]  Directors                 is true and correct to
- -------------------------------------                                   the best of my knowledge
                                           ]                            and belief.
/s/ Leonard W. Quill                       ]
- -------------------------------------

                                                                            /s/ David R. Gibson
                                                                        -------------------------
                                                                                 Signature

                                                                                 1/30/95
                                                                        ----------------------------
                                                                                   Date





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